Exhibit 99.1

        Schnitzer Steel Reports Improved Third Quarter Results

    PORTLAND, Ore.--(BUSINESS WIRE)--July 10, 2006--Schnitzer Steel Industries, Inc. (Nasdaq:SCHN) today reported net income for the fiscal 2006 third quarter ended May 31, 2006 of $30 million, or $ .98 per diluted share. Net income was reduced by a charge of $4 million relating to an additional reserve taken by the Company for its current estimate of the monetary component of the settlement of the ongoing SEC and Department of Justice investigations into the Company's past payment practices in Asia. Excluding the charge, net income was $34 million, or $1.11 per diluted share, a 62% increase from the second quarter. The increase in sequential quarter over quarter net income resulted from margin expansion in all of the Company's business segments and a 25% increase in consolidated revenues.
    Fiscal year-to-date, the Company reported net income of $93 million, or $3.02 per diluted share. Included in year-to-date net income was a gain of $34 million (after tax) related to the disposition of joint venture assets under the agreement between the Company and Hugo Neu for the termination of their joint ventures. Net income was also reduced by a charge of $15 million relating to a reserve taken by the Company for the estimated monetary component of the settlement of the ongoing SEC and Department of Justice investigations into the Company's past payment practices in Asia. Excluding the gain from the disposition of joint venture assets and the charge for the investigation reserve, year-to-date net income was $74 million, or $ 2.40 per diluted share.


                        Third      Third    Second    Year to  Year to
(in millions, except   Quarter    Quarter   Quarter    Date     Date
   per-share data)      2006       2005      2006      2006     2005
----------------------------------------------------------------------
Revenues (1)            $506       $243      $403    $1,250     $657
----------------------------------------------------------------------
Net Income               $30        $34       $21       $93     $112
----------------------------------------------------------------------
Diluted EPS             $.98      $1.08     $0.68     $3.02    $3.61
----------------------------------------------------------------------
Gain on Asset
 Disposition (net of
 tax)                     --         --        --       $34       --
----------------------------------------------------------------------
Charge for
 Investigation
 Reserve                ($ 4)        --        --     ($ 15)      --
----------------------------------------------------------------------
Net Income excluding
 Gain on Asset
 Disposition and
 Charge for
 Investigation
 Reserve                 $34        $34       $21       $74     $112
----------------------------------------------------------------------
Diluted EPS excluding
 Gain on Asset
 Disposition and
 Charge for
 Investigation
 Reserve               $1.11      $1.08     $0.68     $2.40    $3.61
----------------------------------------------------------------------
(1) Year to date revenues reflect the restatement of financial results to correct the accounting for acquisitions which closed in the first quarter of Fiscal 2006.


    "During the quarter we continued to focus on managing the operating factors within our control in order to take maximum advantage of the positive long-term markets in which we operate," said John Carter, President and CEO. "We are pleased with our good progress in these efforts and our outlook remains optimistic."
    Commenting on the third quarter's results, Mr. Carter said, "Overall, the performance of each of our business segments continues to be solid. The Metals Recycling Business had a substantial quarter over quarter increase in operating income due to significantly higher non-ferrous revenues and lower processing costs related to an increase in the ferrous volumes processed in our yards. Our Northeast operation, which was a recent acquisition, also demonstrated improved operating performance from the second quarter. While domestic scrap purchase prices continued to rise, export market prices rose at a similar pace, which allowed us to stem the margin squeeze that occurred in the second quarter."
    "Our Steel Manufacturing Business had its third consecutive record quarter for operating income, driven by continued strong West Coast demand for steel products. As expected, operating income in the Auto Parts Business increased due to seasonal factors which improved retail sales at our self-service Pick-N-Pull stores and the posting of positive operating income at our recently acquired GreenLeaf full-service operation."
    Turning to the SEC and Department of Justice investigations, Mr. Carter commented, "We have taken an additional step toward bringing the investigations to a close as the Company has determined that the monetary component of the settlement of the investigations, including pre-judgment interest, will be at the high end of the range previously disclosed by the Company. As a consequence, the Company has accrued an additional reserve of $4 million pending finalization of the settlement."

    Metals Recycling Business

    The Metals Recycling segment continues to benefit from strong worldwide fundamentals for scrap metal producers and had a 77% improvement in operating income from the second quarter of this fiscal year.


($ in millions,
 except selling           Third    Third   Second    Year to   Year to
 prices; volume in       Quarter  Quarter  Quarter    Date       Date
 thousand long tons)      2006     2005     2006      2006 (1)   2005
----------------------------------------------------------------------
Revenues                  $383     $167     $295      $920       $463
----------------------------------------------------------------------
Ferrous Sales             $297     $131     $239      $744       $391
----------------------------------------------------------------------
Ferrous Volumes
 (Processing/Trading)    886/351  500/--  912/154  2,347/812  1,447/--
----------------------------------------------------------------------
Avg. Net Ferrous
 Sales Prices ($/LT)
(Processing/Trading)     $210/222 $231/-- $198/178  $204/211   $236/--
----------------------------------------------------------------------
Operating Income           $33     $27       $19       $66        $93
----------------------------------------------------------------------
(1) Year to date numbers reflect the restatement of financial results to correct the accounting for the Regional Recycling and Hawaii Metals Recycling acquisitions which closed in the first quarter of Fiscal 2006.


    Revenues from the Metals Recycling Business increased 30% over the second quarter of 2006. The increase was a result of higher sales prices for ferrous and non-ferrous materials and a 28% increase in non-ferrous sales volumes.
    The worldwide markets for scrap metal strengthened during the quarter, and export prices were as good as or higher than domestic prices.
    Operating income improved 77% from the second quarter even with ferrous shipping volumes slightly lower than anticipated. The improvement was due primarily to the impact of higher non-ferrous prices and volumes and a reduction in processing costs related to an increase in ferrous volumes processed.
    As expected, volumes in the Global Trading business increased significantly from the second quarter due to improved weather conditions in the Baltic Sea region. Revenues in the Global Trading Business were higher due to the higher volumes and higher selling prices.

    Auto Parts Business

    The Auto Parts Business reported a 114% increase in operating income from the second quarter of fiscal 2006.


                            Third    Third    Second  Year to  Year to
($ in millions, except     Quarter  Quarter  Quarter   Date     Date
 locations)                  2006    2005     2006     2006 (1) 2005
----------------------------------------------------------------------
Revenues                    $58      $31      $50     $154      $79
----------------------------------------------------------------------
Operating Income             $8       $8       $4      $19       22
----------------------------------------------------------------------
Locations (end of
 quarter)                    50       30       49       50       30
----------------------------------------------------------------------
(1) Year to date numbers reflect the restatement of financial results to correct the accounting for the GreenLeaf acquisition which closed in the first quarter of Fiscal 2006.


    Revenues for the Auto Parts Business increased 17% over the second quarter as a result of higher retail, core and scrap sales in the self-service operation and improved full-service sales.
    Third quarter operating income more than doubled from the second quarter of this year, driven by improved results in the Pick-N-Pull operation. Self-service retail sales increased due to normal seasonal factors, and core and scrap sales increased due to higher market prices for scrap metal. In addition, during the quarter the full-service GreenLeaf operation posted modest operating income as the Company continued the implementation of its integration strategy.
    On a year-over-year basis, operating income was lower primarily due to significantly higher prices for the purchase of auto bodies and slightly lower same store retail sales, which was partially offset by improved self-service core and scrap sales. Self-service operating income was also impacted by the post-conversion start-up of two former full-service stores in Fort Worth, Texas and Chandler, Arizona.

    Steel Manufacturing Business

    For the third consecutive quarter, the Steel Manufacturing
Business posted record operating income as it continued to benefit from a strong West Coast market for steel products.


($ in millions,  except    Third     Third     Second  Year to Year to
 selling prices; volume   Quarter   Quarter   Quarter   Date    Date
 in thousand tons)         2006      2005      2006     2006    2005
----------------------------------------------------------------------
Revenues                    $104      $91       $90     $283    $228
----------------------------------------------------------------------
Avg. Net Sales Prices
 ($/T)                      $523     $510      $522     $521    $519
----------------------------------------------------------------------
Sales Volume                 190      172       165      521     423
----------------------------------------------------------------------
Operating Income             $21      $13       $16      $53     $32
----------------------------------------------------------------------


    Revenues for the Steel Manufacturing Business rose 14% compared to the third quarter of last year. Sales volumes increased 10% and the average sales price per ton increased 3% as customer demand remained strong during the peak season for West Coast construction.
    Operating income was 57% higher than in the same period last year, primarily reflecting higher volumes and selling prices and improved productivity.

    Outlook

    The Company said the factors that will affect its results in the fourth quarter of 2006 include:

    Metals Recycling Business:

    Pricing. The export markets are expected to improve but remain subject to normal cyclical volatility. Based on sales booked to date and the Company's current view of the market, average net selling prices in the processing operation are expected to be 10-15% per ton higher than in the third quarter of this year. Average sales prices in the Global Trading business are expected to be slightly lower than prices in the processing business. In addition, the average prices obtained for non-ferrous materials are expected to be slightly higher than the prices obtained during the third quarter but remain highly volatile.
    Sales volumes. Ferrous scrap volumes in the domestic processing business are expected to increase significantly due to the timing of West Coast shipments originally expected to be completed during the third quarter and an increase in volumes in the Northeast. Based on sales booked to date, processing sales volumes are currently expected to be between 950 thousand and one million tons in the fourth quarter. Depending on the timing of shipments toward the end of the quarter, this range could increase. Sales volumes in the Global Trading business are expected to be in the 400-450 thousand ton range.

    Auto Parts Business:

    Revenues in the self-service business are expected to increase from the third quarter of 2006 and the fourth quarter of 2005 due to the impact of four self-service stores converted from full-service operations. Revenues in the full-service business are expected to be modestly improved from the third quarter.
    Margins in the fourth quarter are expected to improve slightly from the third quarter due to higher same store retail sales and improved full-service results. The GreenLeaf acquisition and higher purchase costs for inventory are expected to result in margins which will be lower than during the fourth quarter of 2005.
    The integration of the GreenLeaf operation is expected to result in the conversion of two additional full-service locations to self-service stores in July. Due to advertising and other start-up costs which are incurred before a store begins retail operations, the stores going through the conversion process will be a drag on operating income until such time as the conversions are completed and the stores have established a foothold in their markets.
    The GreenLeaf operation is expected to post its second consecutive quarterly operating income as the Company continues its plan to improve the financial results for the full-service business.

    Steel Manufacturing Business:

    Pricing. The Company continues to see good demand for all its products, particularly rebar. In addition, import prices have risen in response to the strong customer demand and appear to be less of a near term risk of providing downward pressure on pricing. Based on current market conditions, the Company expects average prices for the fourth quarter to rise $10-$20 per ton from the third quarter of this year.
    Sales Volumes. The Company continues to see strong demand for finished steel products, and customer inventories remain low. As a result, fourth quarter sales volumes are expected to approximate the 190,000 tons shipped during the third quarter and be 10-15% higher than the fourth quarter of 2005.

    Third Quarter 2006 Conference Call

    A conference call to discuss results will be held today, July 10, 2006, at 11:30 a.m. EDT, hosted by John Carter, Chief Executive Officer and Greg Witherspoon, Chief Financial Officer. The call will be webcast and is accessible on Schnitzer Steel's web site at www.schnitzersteel.com.
    Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled ferrous metals products in the United States with 28 operating facilities located in 11 states throughout the country, including six export facilities located on both the East and West Coasts and in Hawaii. SSI's vertically integrated operating platform also includes its auto parts and steel manufacturing businesses. SSI's auto parts business sells used auto parts through its 33 Pick-N-Pull self service facilities and 18 GreenLeaf full service facilities located in 14 states and western Canada. With an annual production capacity of 700,000 tons, SSI's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. SSI commenced its 100th year of operations in 2006.

    This news release includes four non-GAAP financial measures, net income and net income per diluted share excluding a charge for investigation reserve and net income and net income per diluted share excluding a gain on disposition of joint venture assets and charge for investigation reserve. Management believes that by excluding the impact of the gain and the charge for the investigation reserve, these measures allow for better comparisons to prior periods and provide a better insight into the Company's operating performance.

    This news release, particularly the "Outlook" section, contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company's outlook for the business and statements as to expected pricing, sales volume, margins and operating income, and such statements can be identified generally because they contain "expect," "believe," "anticipate," "estimate" and other words that convey a similar meaning. One can also identify these statements as statements that do not relate strictly to historical or current facts. Examples of factors affecting the Company that could cause actual results to differ materially from current expectations are the following: volatile supply and demand conditions affecting prices and volumes in the markets for both the Company's products and raw materials it purchases; world economic conditions; world political conditions; changes in federal and state income tax laws; impact of pending or new laws and regulations regarding imports and exports into the United States and other foreign countries; foreign currency fluctuations; competition; seasonality, including weather; energy supplies; freight rates; loss of key personnel; the inability to complete expected large scrap export shipments in the current quarter; consequences of the pending investigation by the Company's audit committee into past payment practices in Asia; business integration issues relating to acquisitions of businesses and the separation of the joint venture business described above; and business disruptions resulting from installation or replacement of major capital assets, as discussed in more detail under the heading "Factors That Could Affect Future Results" in the Company's most recent annual report on Form 10-K or quarterly report on Form 10-Q. One should understand that it is not possible to predict or identify all factors that could cause actual results to differ from the Company's forward-looking statements. Consequently, the reader should not consider any such list to be a complete statement of all potential risks or uncertainties. The Company does not assume any obligation to update any forward-looking statement.

    For more information about Schnitzer Steel Industries, Inc. go to www.schnitzersteel.com.


                   SCHNITZER STEEL INDUSTRIES, INC.
                         FINANCIAL HIGHLIGHTS
               (in thousands, except per share amounts)
                             (Unaudited)

                              For the Three         For the Nine
                               Months Ended         Months Ended
                            ------------------- ----------------------
                             May 31,   May 31,    May 31,    May 31,
                              2006      2005       2006       2005
                            --------- --------- ----------- ----------
REVENUES:

Metals Recycling Business:
  Ferrous sales:
    Processing              $207,369  $130,844  $  542,486  $ 391,322
    Trading                   89,600               201,599
  Nonferrous sales            84,603    19,440     170,432     52,037
  Other sales                  1,561    16,272       5,026     19,809
                            --------- --------- ----------- ----------
    Total sales              383,133   166,556     919,543    463,168

Auto Parts Business           58,237    30,980     154,141     78,814
Steel Manufacturing
 Business                    104,052    91,351     282,743    228,193
Intercompany sales
 eliminations                (39,849)  (46,196)   (106,341)  (112,777)
                            --------- --------- ----------- ----------
    Total                   $505,573  $242,691  $1,250,086  $ 657,398
                            ========= ========= =========== ==========


INCOME (LOSS) FROM OPERATIONS:

Metals Recycling Business:
    Processing              $ 32,889  $ 27,441  $   66,003  $ 101,210
    Trading                      552                    37
Auto Parts Business            7,767     8,092      19,139     22,044
Steel Manufacturing
 Business                     21,051    13,408      53,367     31,526
Joint ventures                          11,152                 47,821
Corporate expense            (12,808)   (5,894)    (41,273)   (14,493)
Intercompany eliminations       (141)      430       1,144     (1,994)
Environmental matter               -         -           -     (8,225)
                            --------- --------- ----------- ----------
    Total                   $ 49,310  $ 54,629  $   98,417  $ 177,889
                            ========= ========= =========== ==========


NET INCOME                  $ 30,205  $ 33,508  $   92,855  $ 112,425
                            ========= ========= =========== ==========

BASIC EARNINGS PER SHARE    $   0.99  $   1.10  $     3.04  $    3.70
                            ========= ========= =========== ==========

DILUTED EARNINGS PER SHARE  $   0.98  $   1.08  $     3.02  $    3.61
                            ========= ========= =========== ==========

SHARE INFORMATION
 (THOUSANDS):
   Basic shares outstanding   30,625    30,463      30,544     30,412
                            ========= ========= =========== ==========

   Diluted shares
    outstanding               30,739    31,143      30,776     31,160
                            ========= ========= =========== ==========





                   SCHNITZER STEEL INDUSTRIES, INC.
                   CONSOLIDATED STATEMENT OF INCOME
               (in thousands, except per share amounts)
                             (Unaudited)

                                 For the Three       For the Nine
                                 Months Ended        Months Ended
                             ------------------- ---------------------
                              May 31,   May 31,    May 31,    May 31,
                               2006      2005       2006       2005
                             --------- --------- ----------- ---------
 Revenues                    $505,573  $242,691  $1,250,086  $657,398
                             --------- --------- ----------- ---------


Cost of goods sold            417,468   183,623   1,041,172   478,104
Selling, general and
 administrative                39,367    15,591     113,207    41,001
Environmental matter                          -                 8,225
                             --------- --------- ----------- ---------


Income from wholly-owned
 operations                    48,738    43,477      95,707   130,068


 Operating income from joint
  ventures                        572    11,152       2,710    47,821
                             --------- --------- ----------- ---------

 Operating income              49,310    54,629      98,417   177,889

 Other income (expense):
   Interest expense            (1,027)     (110)     (1,863)     (740)
   Other income (expense),
    net                         1,909       261      58,131       540
                             --------- --------- ----------- ---------
                                  882       151      56,268      (200)
                             --------- --------- ----------- ---------

 Income before income taxes
  and minority interests       50,192    54,780     154,685   177,689

 Income tax provision         (18,982)  (20,485)    (60,700)  (63,257)
                             --------- --------- ----------- ---------

 Income before minority
  interests                    31,210    34,295      93,985   114,432

 Minority interests, net of
  tax                          (1,005)     (787)     (1,314)   (2,007)

 Pre-acquisition interests,
  net of tax                                            184
                             --------- --------- ----------- ---------
 Net income                  $ 30,205  $ 33,508  $   92,855  $112,425
                             ========= ========= =========== =========


 Basic earnings per share    $   0.99  $   1.10  $     3.04  $   3.70
                             ========= ========= =========== =========

 Diluted earnings per share  $   0.98  $   1.08  $     3.02  $   3.61
                             ========= ========= =========== =========





                   Schnitzer Steel Industries, Inc.
                     Selected Operating Statistics
                              (Unaudited)
                                                                Total
                                Q1 FY06   Q2 FY06   Q3 FY06      FY06
                                --------------------------------------
Metals Recycling Business
 Ferrous Recycled Metal
  Sales Prices ($/LT)(1)
   Domestic                     $   207       203       215       209
   Exports                      $   204       196       206       201
     Total Processing           $   205       198       210       204
   Trading                      $   216       178       222       211

 Ferrous Processing Sales
  Volume (LT)(2)(3)
   Cascade                      154,096   148,036   174,833   476,965
   Domestic                      58,343   158,177   176,339   392,859
   Export                       336,712   605,386   534,966 1,477,064
                                --------------------------------------
    Total Processed             549,151   911,599   886,138 2,346,888
                                --------------------------------------

 Ferrous Trading Sales
  Volume (LT)(3)
   Trading                      306,716   154,387   351,173   812,276
                                --------------------------------------
 Total Ferrous Sales Volume
  (LT)(2)(3)                    855,867 1,065,986 1,237,311 3,159,164
                                ======================================

 Nonferrous Sales Volume
  (pounds, in thousands)(3)      50,035    71,800    91,610   213,445


Steel Manufacturing Business
 Sales Prices ($/NT)(1)(2)
   Average                      $   517       522       523       521

 Sales Volume (NT)
   Rebar                         98,101    89,114   103,623   290,838
   Coiled Products               48,716    57,061    66,093   171,870
   Merchant Bar and Other        19,241    18,540    20,783    58,564
                                --------------------------------------
     Total                      166,058   164,715   190,499   521,272
                                ======================================

Auto Parts Business
 Number of self-service
  locations at end of
  quarter                            30        31        32
 Number of full-service
  sites at end of quarter
  (4)                                19        18        18




                            Q1 FY05   Q2 FY05 Q3 FY05  Q4 FY05   FY05
                            ------------------------------------------
Metals Recycling Business
 Ferrous Recycled Metal
  Sales Prices ($/LT)(1)
   Domestic                   $ 221   $ 220   $ 222   $ 206     $ 217
   Exports                    $ 245   $ 247   $ 237   $ 216     $ 238
     Total Processing         $ 236   $ 240   $ 231   $ 211     $ 230
   Trading                    $   -   $   -   $   -   $   -     $   -

 Ferrous Processing Sales
  Volume (LT)(2)(3)
   Cascade                  159,463 110,033 189,559 166,268   625,323
   Domestic                  16,500   9,440  16,903  21,986    64,829
   Export                   294,900 356,607 293,746 229,921 1,175,174
                            ------------------------------------------
    Total Processed         470,863 476,080 500,208 418,175 1,865,326
                            ------------------------------------------

 Ferrous Trading Sales
  Volume (LT)(3)
   Trading                        -       -       -       -         -

                            ------------------------------------------
 Total Ferrous Sales Volume
  (LT)(2)(3)                470,863 476,080 500,208 418,175 1,865,326
                            ==========================================

 Nonferrous Sales Volume
  (pounds, in thousands)(3)  29,368  30,932  33,600  31,843   125,743


Steel Manufacturing Business
 Sales Prices ($/NT)(1)(2)
   Average                    $ 534   $ 517   $ 510   $ 493     $ 512

 Sales Volume (NT)
   Rebar                     55,956  62,302 103,973  93,331   315,562
   Coiled Products           56,679  50,391  51,579  57,306   215,955
   Merchant Bar and Other    13,703  11,957  16,349  19,161    61,170
                            ------------------------------------------
     Total                  126,338 124,650 171,901 169,798   592,687
                            ==========================================

Auto Parts Business
 Number of self-service
  locations at end of
  quarter                        26      30      30      30        NA
 Number of full-service
  sites at end of quarter(4)      -       -       -       -        NA

(1) Price information is shown after a reduction for the cost of freight incurred to deliver the product to the customer.
(2) Includes sales to the Steel Manufacturing Business for all quarters.
(3) The Company elected to consolidate results of the businesses formed from the Hugo Neu Corporation separation agreement and Regional Recycling as though the transactions had occurred at the beginning of the fiscal year.
(4) Reflects the addition of GreenLeaf Auto Recyclers to the Auto Parts Business in the first quarter of 2006.

    CONTACT: Schnitzer Steel Industries, Inc.
             Investor Relations Contact:
             Rob Stone, 503-224-9900
             or
             Press Relations Contact:
             Tom Zelenka, 503-323-2821
             www.schnitzersteel.com
             ir@schn.com